Exhibit 10.4

SECOND LIEN PLEDGE AGREEMENT

This Second Lien Pledge Agreement (this “Agreement”) dated as of April 7, 2010 by and among each of the undersigned pledgors (each, a “Pledgor” and, together with any other entity that becomes a pledgor hereunder pursuant to Section 26 hereof, the “Pledgors”) and U.S. BANK NATIONAL ASSOCIATION, as collateral agent pursuant to the Indenture (as hereinafter defined), and as a secured party (in such capacities, “Collateral Agent”).

BACKGROUND

WHEREAS, pursuant to the Indenture dated as of the date hereof by and among SQUARETWO FINANCIAL CORPORATION (“Issuer”), the Guarantors from time to time signatory thereto (the “Guarantors”), Collateral Agent and U.S. BANK NATIONAL ASSOCIATION, in its capacity as Trustee on behalf of the holders of the Notes (as defined below) (the “Holders”) (as from time to time amended, restated, supplemented or otherwise modified, the “Indenture”), pursuant to which Issuer is issuing $290,000,000 aggregate principal amount of 11.625% Senior Second Lien Notes due 2017 (together with any Additional Notes issued under the Indenture, the “Notes”);

WHEREAS, each Guarantor has, pursuant to the Indenture, among other things, unconditionally guaranteed the Second Lien Obligations;

WHEREAS Issuer, the Guarantors and Collateral Agent are party to a security agreement dated the date hereof (the “Security Agreement”);

WHEREAS, the parent of Issuer, CA Holding Inc. (“Parent”), Issuer and each Pledgor party hereto will receive substantial benefits from the issuance of the Notes and each is, therefore, willing to enter into this Agreement and each Pledgor has agreed to pledge and grant a security interest to Collateral Agent for the benefit of the Secured Parties in the Collateral (as hereinafter defined).

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.                                       Definitions.

“ULC” means an Issuer that is an unlimited company or unlimited liability company.

“ULC Laws” means the Companies Act (Nova Scotia) and any other present or future Applicable Law governing ULCs.

“ULC Shares” means shares or other equity interests in the capital stock of a ULC.

All other capitalized terms used herein which are not defined shall have the meanings given to them in the Security Agreement.

2.                                       Pledge and Grant of Security Interest.  To secure the full and punctual payment and performance of the Second Lien Obligations (in the case of each Pledgor that is a Guarantor, the obligations and liabilities of such Pledgor under its Guaranty of the Second Lien Obligations) (the “Indebtedness”), each Pledgor hereby pledges, assigns, hypothecates, transfers and grants a security interest to Collateral Agent for its benefit and for the ratable benefit of the Secured Parties in all of the following (the “Collateral”):

(a)                                  all of each Pledgor’s now owned or hereafter acquired rights (but not obligations) in and to any shares of stock issued by any of its Subsidiaries that is a corporation other than any Excluded Collateral (collectively, the “Pledged Stock”) (the shares of stock pledged by each Pledgor hereunder as of the Issue Date are set forth next to such Pledgor’s name on Schedule A annexed hereto and expressly made a part hereof), the certificates representing the Pledged Stock and all dividends, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Stock;

(b)                                 all of each Pledgor’s now owned or hereafter acquired rights (but not obligations) in and to any membership interests and other equity ownership interests issued by any of its Subsidiaries that is a limited liability company or a partnership (whether certificated or uncertificated) other than any Excluded Collateral (collectively, the “Pledged Membership Interests”) (the membership interest and other equity ownership interests pledged by each Pledgor hereunder as of the Issue Date are set forth next to such Pledgor’s name on Schedule A annexed hereto and expressly made a part hereof) and each of such limited liability company’s successors, including, without limitation, all rights, proceeds, distributions, interest, dividends, options, warrants, increases, profits and income from such limited liability company;

(c)                                  other than any Excluded Collateral, all additional (i) shares of stock of any issuer of the Pledged Stock (and the certificates representing such additional shares), (ii) membership interests or other equity interests of any issuer of the Pledged Membership Interests and the certificates evidencing such Pledged Membership Interests (to the extent certificated), (each of the foregoing in (i) or (ii), an “Issuing Entity”) from time to time acquired by any Pledgor in any manner, including, without limitation, stock dividends or a distribution in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares, stock split, spin-off or split-off (which shares and certificates shall be deemed to be part of the Collateral), and all dividends, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares of the Pledged Stock or Pledged Membership Interests.  Schedule A shall be deemed to be amended to include such additional Pledged Stock or Pledged Membership Interests; and

(d)                                 other than any Excluded Collateral, all options and rights, whether as an addition to, in substitution of or in exchange for any shares of the Pledged Stock or the Pledged Membership Interests.

(e)                                  For purposes of this Agreement, the term “Excluded Collateral” shall mean each of the following: (i) any stock, membership interests or other equity interests issued by Collect Air; (ii) any stock, membership interests or other equity interests issued by any

Subsidiary of Parent other than the Issuer; (iii) any of the outstanding voting stock, membership interests or other equity interests of a Foreign Subsidiary in excess of 65% of the issued and outstanding shares of voting stock, voting membership interests or other voting equity interests of such Foreign Subsidiary; (iv) any stock, membership interests or other equity interests issued by any Person that is not a Subsidiary of Pledgor.

(f)                                    In addition, notwithstanding anything herein to the contrary, in the event that Rule 3-10 or Rule 3-16 of Regulation S-X under the Securities Act of 1933, as amended (the “Securities Act”) requires (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the Securities and Exchange Commission (the “SEC”) (or any other Governmental Authority) of separate financial statements of the Issuer or any Pledgor that is a Subsidiary of the Issuer due to the fact that the Issuer or such Subsidiary’s stock or other securities secure the Notes and/or Permitted Additional Pari Passu Obligations affected thereby, then the stock and such other securities of such Pledgor will automatically be deemed not to be part of the Collateral securing the Notes and/or Permitted Additional Pari Passu Obligations affected thereby but only to the extent necessary to not be subject to such requirement, only for so long as required to not be subject to such requirement and only with respect to Second Lien Obligations affected thereby.  In the event that Rule 3-10 or Rule 3-16 of Regulation S-X under the Securities Act is amended, modified or interpreted by the SEC to permit (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would permit) such Pledgor’s stock and other securities to secure the Notes and/or Permitted Additional Pari Passu Obligations in excess of the amount then pledged without the filing with the SEC (or any other Governmental Authority) of separate financial statements of such Pledgor, then the stock and other securities of such Pledgor will automatically be deemed to be a part of the Collateral for the relevant Second Lien Obligations and/or Permitted Additional Pari Passu Obligations but only to the extent necessary to not be subject to any such financial statement requirement.

(g)                                 Anything herein to the contrary notwithstanding, the liens and security interests granted pursuant to this Agreement and the exercise of certain rights and/or remedies with respect thereto are subject to the provisions of the Intercreditor Agreement.  In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.  In the event of any conflict between the obligations of any Pledgor under this Agreement and any agreement relating to the Senior Lien Obligations, the terms of the agreement relating to the Senior Lien Obligations shall govern and control.  All references to specific sections of the Intercreditor Agreement set forth herein shall refer to such sections as in effect on the date hereof, or as subsequently amended with the consent of the Pledgors.

(h)                                 Anything herein to the contrary notwithstanding, prior to the Discharge of Senior Lien Obligations, the requirements of this Agreement to deliver any certificates, instruments, Documents or other possessory collateral to Collateral Agent, in connection with any Collateral, shall be deemed satisfied if the applicable Pledgor complies with the requirements of the corresponding provisions of the applicable Senior Loan Document.

3.                                       Delivery of Collateral.  All certificates representing or evidencing the (i) the Pledged Stock and (ii) certificated Pledged Membership Interests (including Pledged

Membership Interests which become certificated after the date hereof and Pledged Stock or Pledged Membership Interests acquired after the date hereof) shall (x) prior to the Discharge of Senior Lien Obligations, be delivered to the Senior Agent in accordance with the terms of the Senior Loan Documents and (y) following the Discharge of Senior Lien Obligations, be delivered within sixty (60) days of their acquisition or formation to and held by or on behalf of Collateral Agent pursuant hereto and (in the case of clause (y)) shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to Collateral Agent.  Following the Discharge of Senior Lien Obligations, each Pledgor hereby authorizes each Issuing Entity upon written demand by Collateral Agent to deliver any certificates, instruments or other distributions issued in connection with the Collateral directly to Collateral Agent, in each case to be held by Collateral Agent, subject to the terms hereof.  Subject to the terms of the Intercreditor Agreement, Collateral Agent shall have the right, at any time following the occurrence and during the continuance of an Event of Default, in its discretion and without notice to the Pledgor, to transfer to or to register in the name of Collateral Agent or any of its nominees any or all of the Pledged Stock or Pledged Membership Interests.  In addition, Collateral Agent shall have the right at any time to exchange certificates or instruments representing or evidencing any Pledged Stock or Pledged Membership Interests for certificates or instruments of smaller or larger denominations.

4.                                       Representations and Warranties of Pledgor.  Each Pledgor represents and warrants to Collateral Agent that:

(a)                                  Each Pledgor has the requisite power and authority to enter into this Agreement, to pledge the Collateral for the purposes described herein and to carry out the transactions contemplated by this Agreement.

(b)                                 The execution, delivery and performance by each Pledgor of this Agreement and the pledge of the Collateral hereunder have been duly and properly authorized and do not and will not result in any violation of any material agreement, indenture, instrument, license, judgment, decree, order, law, statute, ordinance or other governmental rule or regulation applicable to such Pledgor.

(c)                                  This Agreement constitutes the legal, valid and binding obligation of each Pledgor enforceable against such Pledgor in accordance with its terms.

(d)                                 As of the date hereof, each Pledgor is the direct and beneficial owner of each share of the Pledged Stock and Pledged Membership Interests set forth under such Pledgor’s name on Schedule A annexed hereto.

(e)                                  All of the Pledged Stock and Pledged Membership Interests have been duly authorized, validly issued and is fully paid and nonassessable (as applicable).

(f)                                    This Agreement creates and grants a valid lien on and perfected security interest in the Collateral and the proceeds thereof, subject to no prior security interest, mortgage, pledge, claim, lien, charge, hypothecation, assignment, offset or encumbrance whatsoever (collectively, “Liens”), other than Permitted Liens (as defined in the Indenture), or to any agreement purporting to grant to any third party a Lien upon the property or assets of any

Pledgor which would include the Collateral, other than the Liens granted to Senior Agent (or other permitted successor thereof), for its benefit and the benefit of the holders of the Senior Lien Obligations (to the extent permitted by the Intercreditor Agreement).

(g)                                 Except with respect to Pledged Stock or Pledged Membership Interests issued by SquareTwo Financial Canada Corporation, there are no restrictions on transfer of the Pledged Stock or Pledged Membership Interests contained in the certificate of incorporation or by-laws (or certificate of formation, limited liability company agreement or other organizational documents, as the case may be) of any Issuing Entity or otherwise which have not otherwise been enforceably and legally waived by the necessary parties.

(h)                                 None of the Collateral has been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject.

(i)                                     [intentionally omitted].

(j)                                     No consent, approval, authorization or other order of any Person and no consent, authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required by any Pledgor either (i) for the pledge of the Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement or (ii) for the exercise by the Collateral Agent of the voting or other rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement, except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally.

(k)                                  No notification of the pledge evidenced hereby to any Person is required.

(l)                                     As of the date hereof, the Pledged Stock and the Pledged Membership Interests constitute the indicated percentage of the issued and outstanding shares of capital stock and limited liability company interests of the Issuing Entities thereof set forth on Schedule A annexed hereto.

(m)                               As of the date hereof, there are no existing options, warrants, calls or commitments of any such character whatsoever relating to any Collateral and no indebtedness or other security convertible into any Collateral.

(n)                                 As of the date hereof any proxy or proxies heretofore given by such Pledgor to any Person or Persons relating to the Pledged Stock or the Pledged Membership Interests have been revoked.

(o)                                 As of the date hereof, each Issuer that is a limited liability company has provided in its limited liability company certificates, certificate of formation, Operating Agreement or other governing documents that its equity interests are securities governed by Article 8 of the UCC.

The representations and warranties set forth in this Section 4 shall survive the execution and delivery of this Agreement.

5.                                       Covenants.  Each Pledgor shall:

(a)                                  Not sell, assign, transfer, convey, or otherwise dispose of its rights in or to the Collateral or any interest therein; nor create, incur or permit to exist any Lien whatsoever with respect to any of the Collateral or the proceeds thereof other than that created hereby, in each case unless permitted by the Indenture and any Additional Pari Passu Agreement.

(b)                                 At Pledgor’s expense, defend Collateral Agent’s right, title and security interest in and to the Collateral against the claims of any Person and keep the Collateral free from all Liens other than Permitted Liens.

(c)                                  At any time, and from time to time, upon the written request of Collateral Agent, execute and deliver such further documents and do such further acts and things as Collateral Agent may reasonably request in order to effect the purposes of this Agreement including, but without limitation, delivering to Collateral Agent upon the occurrence and during the continuance of an Event of Default proxies in respect of the Collateral in form satisfactory to Collateral Agent; provided, however, that prior to the Discharge of Senior Lien Obligations, no Pledgor shall be required to take any such action requested by the Collateral Agent if the corresponding action under the Senior Loan Documents has not been required or taken thereunder.  Such proxies shall be coupled with an interest and shall be irrevocable so long as a Default or Event of Default shall be in existence.  Until receipt thereof, so long as a Default or Event of Default shall be in existence, this Agreement shall constitute each Pledgor’s proxy to Collateral Agent or its nominee to vote all shares of Collateral then registered in such Pledgor’s name.  Each Pledgor hereby revokes any proxy or proxies heretofore given by such Pledgor to any Person or Persons whatsoever and agrees not to give any other proxies in derogation hereof.

(d)                                 Within two (2) Business Days of receipt thereof by any Pledgor, deliver to Collateral Agent all notices and statements relating to the Collateral received by such Pledgor, to the extent that anything contained in such notices and statements could reasonably be expected to have a Material Adverse Effect or could adversely impact on the rights of Collateral Agent with respect to the Collateral.

(e)                                  Unless permitted by the Indenture and any Additional Pari Passu Agreement, not consent to or approve the issuance of (i) any additional shares of any class of capital stock or limited liability company interests of any Issuing Entity; (ii) any securities convertible either voluntarily by the holder thereof or automatically upon the occurrence or nonoccurrence of any event or condition into, or any securities exchangeable for, any such shares; or (iii) any warrants, options, contracts or other commitments entitling any person to purchase or otherwise acquire any such shares.

6.                                       Voting Rights and Dividends.  In addition to Collateral Agent’s rights and remedies set forth in Section 8 hereof, in case an Event of Default shall have occurred and be continuing, Collateral Agent shall, subject to the terms of the Intercreditor Agreement, (i) be entitled to vote the Collateral, (ii) be entitled to give consents, waivers and ratifications in respect of the Collateral (each Pledgor hereby irrevocably constituting and appointing Collateral Agent, with full power of substitution, the proxy and attorney-in-fact of such Pledgor for such purposes) and (iii) be entitled to collect and receive for its own use cash dividends paid on the Collateral.

Except for transactions permitted under the Indenture, no Pledgor shall be permitted to exercise or refrain from exercising any voting rights or other powers if such action would reasonably be expected to have a Material Adverse Effect.  In addition to Collateral Agent’s rights and remedies set forth in Section 8 hereof, in case an Event of Default shall have occurred and be continuing, all dividends and all other distributions in respect of any of the Collateral, whenever paid or made, shall (subject to the terms of the Intercreditor Agreement) be delivered to Collateral Agent to hold as Collateral and shall, if received by any Pledgor, be received in trust for the benefit of Collateral Agent, be segregated from the other property or funds of such Pledgor, and be forthwith delivered to Collateral Agent as Collateral in the same form as so received (with any necessary endorsement).

7.                                       Events of Default.  The term “Event of Default” wherever used herein shall mean the occurrence of any Event of Default under the Indenture or similar term used in any Additional Pari Passu Agreement.

8.                                       Remedies.  Upon the occurrence and during the continuance of an Event of Default, Collateral Agent may, subject to the terms of the Intercreditor Agreement:

(a)                                  Demand, collect, receipt for, settle, compromise, adjust, sue for, foreclose or realize upon the Collateral (or any part thereof), as Collateral Agent may determine in its sole discretion;

(b)                                 Transfer any or all of the Collateral into its name, or into the name of its nominee or nominees;

(c)                                  Exercise all rights with respect to the Collateral including, without limitation, all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any shares of the Collateral as if it were the absolute owner thereof, including, but without limitation, the right to exchange, at its discretion, any or all of the Collateral upon the merger, consolidation, reorganization, recapitalization or other readjustment of the Issuing Entity thereof, or upon the exercise by any Issuing Entity of any right, privilege or option pertaining to any of the Collateral, and, in connection therewith, to deposit and deliver any and all of the Collateral with any committee, depository, transfer agent, registrar or other designated agent upon such terms and conditions as it may determine, all without liability except to account for property actually received by it; and

(d)                                 Subject to the requirements of applicable law, sell, assign and deliver the whole or, from time to time, any part of the Collateral at the time held by Collateral Agent, at any private or public sale or auction, with or without demand, advertisement or notice of the time or place of sale or adjournment thereof or otherwise (all of which are hereby waived, except such notice as is required by applicable law and cannot be waived), for cash or credit or for other property for immediate or future delivery, and for such price or prices and on such terms as Collateral Agent in its sole discretion may determine, or as may be required by applicable law.

(e)                                  Each Pledgor hereby waives and releases any and all right or equity of redemption, whether before or after sale hereunder.  At any such sale, unless prohibited by applicable law, Collateral Agent may bid for and purchase the whole or any part of the Collateral so sold free from any such right or equity of redemption.  All moneys received by Collateral Agent hereunder whether upon sale of the Collateral or any part thereof or otherwise shall be held by Collateral Agent and applied by it as provided in Section 11 hereof.  No failure or delay on the part of Collateral Agent in exercising any rights hereunder shall operate as a waiver of any such rights nor shall any single or partial exercise of any such rights preclude any other or future exercise thereof or the exercise of any other rights hereunder.  Collateral Agent shall have no duty as to the collection or protection of the Collateral or any income thereon nor any duty as to preservation of any rights pertaining thereto, except to apply the funds in accordance with the requirements of Section 11 hereof.  Collateral Agent may exercise its rights with respect to property held hereunder without resort to other security for or sources of reimbursement for the Indebtedness.  In addition to the foregoing, Collateral Agent shall have all of the rights, remedies and privileges of a secured party under applicable law and the Uniform Commercial Code of New York regardless of the jurisdiction in which enforcement hereof is sought.

(f)                                    The Applicable Authorized Representative shall direct Collateral Agent in exercising any right, power, discretionary duty or other remedy available to Collateral Agent under this Agreement or any Security Document and the other Secured Parties shall not have a right to take any actions with respect to the Collateral.  If Collateral Agent shall not have received appropriate instruction within 10 days of a request therefor from the Applicable Authorized Representative (or such shorter period as reasonably may be specified in such notice or as may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action as it shall deem to be in the best interests of the Secured Parties and Collateral Agent shall have no liability to any Person for such action or inaction.

(g)                                 Each Pledgor agrees that, in the event any Pledgor takes any action to pledge or perfect a Lien in favor of the Senior Agent or any other holder of a Senior Lien Obligation in any capital stock, membership interests or other securities (other than Excluded Collateral) of such Pledgor, such Pledgor shall promptly notify the Collateral Agent of such action and shall also take such action to grant or perfect a Lien (subject to the Intercreditor Agreement) in favor of the Collateral Agent to secure the Second Lien Obligations without request of the Collateral Agent, provided, however, that in no event shall this clause (g) have the effect of requiring any Pledgor to (i) deliver possession (or provide notice of the delivery of possession) of any Collateral to the Collateral Agent in respect of which possession is delivered to the Senior Agent, or (ii) unless otherwise expressly provided in this Agreement, take actions that are not necessary to perfect any such Lien in favor of the Collateral Agent.

9.                                       Registration.  If Collateral Agent shall exercise its right to sell all or any part of the Collateral following the occurrence and during the continuance of an Event of Default, and if, in the opinion of counsel for Collateral Agent, it is necessary to have the Collateral being sold registered under the provisions of the Securities Act, each Pledgor will use its best efforts to cause the applicable Issuing Entity to execute and deliver, and to cause the directors and officers of such Issuing Entity to execute and deliver, all at such Pledgor’s expense, all such instruments and documents and to do or cause to be done all such other acts and things as may be necessary to register the Collateral being sold under the provisions of the Securities Act.  Such Pledgor shall cause any such registration statement to become effective and to remain effective for a period of one year from the date of the first public offering of the Collateral being sold and to make all amendments thereto and to related documents which, in the opinion of Collateral Agent or its counsel, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto.  Such Pledgor shall also cause the applicable Issuing Entity to comply with the provisions of the “Blue Sky” law of any jurisdiction which Collateral Agent shall designate in connection with any sale hereunder; and to cause such Issuing Entity to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) covering a period of at least twelve months but not more than eighteen months, beginning with the first month after the effective date of any such registration statement, which earnings statement will satisfy the provisions of Section 11(a) of the Securities Act.  Each Pledgor acknowledges that a breach of any of the covenants contained in this Section may cause irreparable injury to Collateral Agent, that Collateral Agent will have no adequate remedy at law with respect to such breach and, as a consequence, such covenants of such Pledgor shall be specifically enforceable against such Pledgor.

10.                                 Private Sale.  Notwithstanding anything contained in Section 9, each Pledgor recognizes that Collateral Agent may be unable to effect (or to do so only after delay which would adversely affect the value that might be realized from the Collateral) a public sale of all or part of the Collateral by reason of certain prohibitions contained in the Securities Act, and may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such Collateral for their own account, for investment and not with a view to the distribution or resale thereof.  Each Pledgor agrees that any such private sale may be at prices and on terms less favorable to the seller than if sold at public sales and that such private sales shall be deemed to have been made in a commercially reasonable manner.  Each Pledgor agrees that Collateral Agent has no obligation to delay sale of any Collateral for the period of time necessary to permit any Issuing Entity to register the Collateral for public sale under the Securities Act.

11.                                 Proceeds of Sale.  Subject to the terms of the Intercreditor Agreement, the proceeds received by the Collateral Agent in respect of any sale of, collection from or other realization upon all or any part of the Collateral pursuant to the exercise by the Collateral Agent of its remedies shall be applied, together with any other sums then held by the Collateral Agent pursuant to this Agreement, pro rata to the Secured Parties in proportion to the unpaid amounts of Second Lien Obligations with such proceeds applied (i) as among the Holders, as set forth in the Indenture and (ii) as among the holders of the Permitted Additional Pari Passu Obligations (other than the Additional Notes), as set forth in the applicable Additional Pari Passu Agreement.  In making the determination and allocations required by this Section 11, Collateral Agent may conclusively rely upon information supplied by (i) the Trustee as to the amounts of unpaid principal and interest and other amounts outstanding with respect to the Notes and (ii) the applicable Additional Pari Passu Agent as to the amounts of unpaid principal and interest and other amounts outstanding with respect to such Permitted Additional Pari Passu Obligations and the Collateral Agent shall have no liability to any of the Secured Parties for actions taken in reliance on such information; provided that nothing in this sentence shall prevent any Pledgor from contesting any amounts claimed by any Secured Party in any information so supplied.  All distributions made by Collateral Agent pursuant to this Section 11 shall be (subject to any decree of any court of competent jurisdiction) final (absent manifest error), and Collateral Agent shall have no duty to inquire as to the application by the Trustee, or an Additional Pari Passu Agent of any amounts distributed to such Person.  If, despite the provisions of this Agreement, any

Secured Party shall receive any payment or other recovery in excess of its portion of payments on account of the Second Lien Obligations to which it is then entitled in accordance with this Agreement, such Secured Party shall hold such payment or other recovery in trust for the benefit of all Secured Parties hereunder for distribution in accordance with this Section 11.

12.                                 Waiver of Marshaling.  Each Pledgor hereby waives any right to compel any marshaling of any of the Collateral.

13.                                 Collateral Agent Appointed Attorney-In-Fact and Performance by Collateral Agent.  Upon the occurrence of an Event of Default which is continuing, each Pledgor hereby irrevocably constitutes and appoints Collateral Agent as such Pledgor’s true and lawful attorney-in-fact, with full power of substitution, to execute, acknowledge and deliver any instruments and to do in such Pledgor’s name, place and stead, all such acts, things and deeds for and on behalf of and in the name of such Pledgor, which such Pledgor could or might do or which Collateral Agent may deem necessary, desirable or convenient to accomplish the purposes of this Agreement, including, without limitation, to execute such instruments of assignment or transfer or orders and to register, convey or otherwise transfer title to the Collateral into Collateral Agent’s name.  Each Pledgor hereby ratifies and confirms all that said attorney-in-fact may so do and hereby declares this power of attorney to be coupled with an interest and irrevocable.  If any Pledgor fails to perform any agreement herein contained, Collateral Agent may itself perform or cause performance thereof, and any costs and expenses of Collateral Agent incurred in connection therewith shall be paid by Pledgors as provided in Section 24 hereof.

14.                                 Termination.  This Agreement shall terminate and Collateral Agent shall return to each Pledgor, at such Pledgor’s expense, such of the Collateral as has not theretofore been sold, disposed of or otherwise applied pursuant to this Agreement , as provided in Section 8.03 of the Indenture and as provided in any the Additional Pari Passu Agreement.  The Liens securing the Notes, will, automatically and without the need for any further action by any Person be released, in whole or in part, as provided in Section 8.03 of the Indenture.  The Liens securing the Permitted Additional Pari Passu Obligations of any series will be released, in whole or in part, as provided in the Additional Pari Passu Agreement governing such obligations.  In addition, upon termination of this Agreement, the Collateral Agent shall promptly return to the Pledgor any Collateral.

15.                                 Concerning Collateral Agent.  The recitals of fact herein shall be taken as statements of Pledgors for which Collateral Agent assumes no responsibility.  Collateral Agent makes no representation to anyone as to the value of the Collateral or any part thereof or as to the validity or adequacy of the security afforded or intended to be afforded thereby or as to the validity of this Agreement.  Collateral Agent shall be protected in relying upon any notice, consent, request or other paper or document believed by it to be genuine and correct and to have been signed by a proper person.  The permissive rights of Collateral Agent hereunder shall not be construed as duties of Collateral Agent.  Collateral Agent shall be under no obligation to take any action toward the enforcement of this Agreement or rights or remedies in respect of any of the Collateral.  Collateral Agent shall not be personally liable for any action taken or omitted by it in good faith and reasonably believed by it to be within the power or discretion conferred upon it by this Agreement.

16.                                 Notices.  Any notice or other communication required or permitted pursuant to this Agreement shall be deemed given (a) if delivered in person, when delivered, (b) if delivered by fax, telecopy or electronic mail, on the date of transmission if transmitted on a Business Day before 4:00 p.m. New York City time or, if note, on the next succeeding Business Day; (c) if delivered by overnight courier, two (2) days after delivery to such courier properly addressed; or (d) if by U.S. Mail, four (4) Business Days after depositing in the United States mail, with postage prepaid and properly addressed:

If to Collateral Agent:	U.S. Bank National Association
950 17th Street
Denver, Colorado 80202
	Attention:	Kathleen A Connelly
	Facsimile:	303-585-6865

with a copy to:	Davis, Graham & Stubbs, LLP
1550 17th Street, Suite 500
Denver, CO 80202
	Attention:	Ted R. Sikora II
	Facsimile:	303-893-1379

and:	Cahill Gordon & Reindel LLP
80 Pine St.
New York, NY 11201
	Attention:	James J. Clark
	Telephone:	212-701-3849
	Facsimile:	212-378-2169

If to any Pledgor:	SquareTwo Financial Corporation
4340 S. Monica, Second Floor
Denver, Colorado 80237
	Attention:	L. Heath Sampson and Thomas Good
	Facsimile:	303-713-2509

with a copy to:	KRG Capital Partners, L.L.C.
1515 Arapahoe Street, Tower One, Suite 1500
Denver, Colorado 80202
	Attention:	Mark King and Chris Bock
	Facsimile:	303-390-5015

with a copy to:	Hogan & Hartson LLP
1200 17th Street
Denver, Colorado 80202-5840
	Attention:	George Hagerty
	Facsimile:	303-899-7333

Any notice to an Additional Pari Passu Agent shall be given at its address set forth in the Additional Pari Passu Joinder Agreement or set forth in any subsequent notice from such Additional Pari Passu Agent to the parties hereto.

17.                                 Governing Law.  This Agreement and all rights and obligations hereunder shall be governed by and construed and enforced in all respects in accordance with the laws of the State of New York applied to contracts to be performed wholly within the State of New York.

18.                                 Waivers.  EACH PARTY HERETO HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OTHER AGREEMENT EXECUTED OR DELIVERED BY THEM IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE AND EACH PARTY HERETO HEREBY AGREES AND CONSENTS THAT ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

19.                                 Litigation.  EACH PLEDGOR EXPRESSLY CONSENTS TO THE JURISDICTION AND VENUE OF EACH COURT OF COMPETENT JURISDICTION LOCATED IN THE STATE OF NEW YORK FOR ALL PURPOSES IN CONNECTION WITH THIS AGREEMENT.  ANY JUDICIAL PROCEEDING BY ANY PLEDGOR AGAINST AGENT INVOLVING, DIRECTLY OR INDIRECTLY ANY MATTER OR CLAIM IN ANY WAY ARISING OUT OF, RELATED TO OR CONNECTED WITH THIS AGREEMENT SHALL BE BROUGHT ONLY IN A STATE COURT LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK.  EACH PLEDGOR FURTHER CONSENTS THAT ANY SUMMONS, SUBPOENA OR OTHER PROCESS OR PAPERS (INCLUDING, WITHOUT LIMITATION, ANY NOTICE OR MOTION OR OTHER APPLICATION TO EITHER OF THE AFOREMENTIONED COURTS OR A JUDGE THEREOF) OR ANY NOTICE IN CONNECTION WITH ANY PROCEEDINGS HEREUNDER, MAY BE SERVED INSIDE OR OUTSIDE OF THE STATE OF NEW YORK OR THE SOUTHERN DISTRICT OF NEW YORK BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, OR BY PERSONAL SERVICE PROVIDED A REASONABLE TIME FOR APPEARANCE IS PERMITTED, OR IN SUCH OTHER MANNER AS MAY BE PERMISSIBLE UNDER THE RULES OF SAID COURTS.  EACH PLEDGOR WAIVES ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION INSTITUTED HEREON AND SHALL NOT ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE OR BASED UPON FORUM NON CONVENIENS.

20.                                 No Waiver; Cumulative Remedies.  Any and all of Collateral Agent’s and Secured Parties’ rights with respect to the Liens granted under this Agreement shall continue unimpaired, and each Pledgor shall be and remain obligated in accordance with the terms hereof, notwithstanding (a) the bankruptcy, insolvency or reorganization of any Pledgor, (b) the release or substitution of any item of the Collateral at any time, or of any rights or interests therein, or (c) any delay, extension of time, renewal, compromise or other indulgence granted by Collateral Agent and Secured Parties in reference to any of the Indebtedness.  Each Pledgor hereby waives all notice of any such delay, extension, release, substitution, renewal, compromise or other indulgence, and hereby consents to be bound hereby as fully and effectively as if such Pledgor had expressly agreed thereto in advance.  No failure on the part of Collateral Agent or Secured Parties to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any such right, power or remedy by Collateral Agent and Secured Parties preclude any other or further exercise thereof or the exercise of any right, power or remedy.  All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

21.                                 Severability.  In case any security interest or other right of Collateral Agent and/or any Secured Party shall be held to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect any other security interest or other right, privilege or power granted under this Agreement.  In the event that any provision of this Agreement or the application thereof to Pledgors or any circumstance in any jurisdiction governing this Agreement shall, to any extent, be invalid or unenforceable under any applicable statute, regulation, or rule of law, such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform to such statute, regulation or rule of law, and the remainder of this Agreement and the application of any such invalid or unenforceable provision to parties, jurisdictions, or circumstances other than to whom or to which it is held invalid or unenforceable shall not be affected thereby, nor shall same affect the validity or enforceability of any other provision of this Agreement.

22.                                 Counterparts; Facsimiles.  This Agreement and any amendments, waivers, consents, or supplements may be executed via telecopier or facsimile or other electronic method of transmission in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute one and the same instrument.

23.                                 Miscellaneous.

(a)                                  This Agreement constitutes the entire and final agreement among the parties with respect to the subject matter hereof and neither this Agreement nor any term hereof may be changed, discharged or terminated orally, but only by an instrument in writing, signed by Collateral Agent and each Pledgor.  No waiver of any term or condition of this Agreement, whether by delay, omission or otherwise, shall be effective unless in writing and signed by the party sought to be charged, and then such waiver shall be effective only in the specific instance and for the purpose for which given.

(b)                                 This Agreement shall be binding upon each Pledgor, and each Pledgor’s successors and assigns, and shall inure to the benefit of Collateral Agent, Secured Parties and their successors and assigns.  The term “Collateral Agent”, as used herein, shall include any successor or assign of Collateral Agent at the time entitled to the pledged interest in the Collateral.

(c)                                  The headings and captions in this Agreement are for purposes of reference only and shall not constitute part of this Agreement for any other purpose.

24.                                 Expenses.  The Collateral shall also secure, and each Pledgor shall pay to Collateral Agent on demand, from time to time, all costs and expenses, (including but not limited to, attorneys’ fees and costs, taxes, and all transfer, recording, filing and other charges) of, or incidental to, the custody, care, transfer, administration of the Collateral or any other collateral, or in any way relating to the enforcement, protection or preservation of the rights or remedies of Collateral Agent and Secured Parties under this Agreement or with respect to any of the Indebtedness.

25.                                 Recapture.  Anything in this Agreement to the contrary notwithstanding, if Collateral Agent and/or Secured Parties receives any payment or payments on account of the Indebtedness, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver, or any other party under the United States Bankruptcy Code, as amended, or any other federal or state bankruptcy, reorganization, moratorium or insolvency law relating to or affecting the enforcement of creditors’ rights generally, common law or equitable doctrine, then to the extent of any sum not finally retained by Collateral Agent and/or Secured Parties, each Pledgor’s obligations to Collateral Agent and Secured Parties shall be reinstated and this Agreement shall remain in full force and effect (or be reinstated) until payment shall have been made to Collateral Agent, which payment shall be due on demand.

26.                                 Additional Pledgors.  Pursuant to the Indenture and any Additional Pari Passu Agreement, each Subsidiary of the Issuer that was not in existence or not a Subsidiary of the Issuer on the date of the Indenture is or may be required (if and to the extent set forth in the Indenture or any Additional Pari Passu Agreement) to enter in this Agreement as a Pledgor upon becoming a Subsidiary of the Issuer if such Subsidiary owns or possesses property of a type that would be considered Collateral hereunder.  Upon execution and delivery by the Collateral Agent and such Subsidiary of a supplement to this Agreement substantially in the form of Exhibit I attached hereto or in such other form as may be reasonably required to satisfy the requirements of the Indenture, such Subsidiary shall become a Pledgor hereunder with the same force and effect as if originally named as a Pledgor herein.  The execution and delivery of such supplement shall not require the consent of any Pledgor hereunder.  The rights and obligations of each Pledgor hereunder shall remain in full force and effect notwithstanding the addition of any new Pledgor as a party to this Agreement.

27.                                 ULC Shares.  Each Pledgor acknowledges that certain of the Collateral of such Pledgor may now or in the future consist of ULC Shares, and that it is the intention of the Agent and each Pledgor that neither the Agent nor any other Lender should under any circumstances prior to realization thereon be held to be a “member” or a “shareholder”, as applicable, of a ULC for the purposes of any ULC Laws.  Therefore, notwithstanding any provisions to the contrary contained in this Agreement, the Loan Agreement or any other Loan Document, where a Pledgor is the registered owner of ULC Shares which are Collateral of such Pledgor, such Pledgor will remain the sole registered owner of such ULC Shares until such time as such ULC Shares are effectively transferred into the name of the Agent, any other Lender, or any other Person on the books and records of the applicable ULC. Accordingly, each Pledgor shall be entitled to receive and retain for its own account any dividend on or other distribution, if any, in respect of such ULC Shares (except for any dividend or distribution comprised of certificates evidencing the Pledged Stock or Pledged Membership Interests held by such Pledgor, which shall be delivered to the Agent to hold hereunder) and shall have the right to vote such ULC Shares and to control the direction, management and policies of the applicable ULC to the same extent as such Pledgor would if such ULC Shares were not pledged to the Agent pursuant hereto.  Nothing in this Agreement, the Loan Agreement or any other Loan Document is intended to, and nothing in this Agreement, the Loan Agreement or any other Loan Document shall, constitute the Agent, any other Lender, or any other Person other than the applicable Pledgor, a member or shareholder of a ULC for the purposes of any ULC Laws (whether listed or unlisted, registered or beneficial), until such time as notice is given to such Pledgor and further steps are taken pursuant hereto or thereto so as to register the Agent, any other Lender, or such other Person, as specified in such notice, as the holder of the ULC Shares.  Upon any enforcement action under this Agreement with respect to the Collateral constituting ULC Shares, resolutions of the board of directors of the ULC approving the transfer of its ULC Shares shall be required.  To the extent any provision hereof would have the effect of constituting the Agent or any other Lender as a member or a shareholder, as applicable, of any ULC prior to such time, such provision shall be severed herefrom and shall be ineffective with respect to ULC Shares which are Collateral of any Pledgor without otherwise invalidating or rendering unenforceable this Agreement or invalidating or rendering unenforceable such provision insofar as it relates to Collateral of any Pledgor which is not ULC Shares. Except upon the exercise of rights of the Agent to sell, transfer or otherwise dispose of ULC Shares in accordance with this Agreement, each Pledgor shall not cause or permit, or enable an Issuer that is a ULC to cause or permit, the Agent or any other Lender to: (a) be registered as a shareholder or member of such Issuer; (b) have any notation entered in their favor in the share register of such Issuer; (c) be held out as shareholders or members of such Issuer; (d) receive, directly or indirectly, any dividends, property or other distributions from such Issuer by reason of the Agent holding the security interests over the ULC Shares; or (e) act as a shareholder of such Issuer, or exercise any rights of a shareholder including the right to attend a meeting of shareholders of such Issuer or to vote its ULC Shares.  The foregoing limitations shall not restrict the Agent from exercising the rights which it is entitled to exercise under this Agreement in respect of any Collateral constituting ULC Shares at any time that the Agent shall be entitled to realize on all or any portion of the Collateral pursuant to this Agreement.

[Signature Page Follows This Page]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first written above.

CA HOLDING, INC.
SQUARETWO FINANCIAL CORPORATION, as Pledgors

By:	/s/ Paul A. Larkins
Name: Paul A. Larkins
Title: President and Chief Executive Officer

HEALTHCARE FUNDING SOLUTIONS, LLC
CACH, LLC
CACV OF COLORADO, LLC
ORSA, LLC
CANDEO, LLC
AUTUS, LLC
CACH OF NJ, LLC
CACV OF NEW JERSEY, LLC
COLLECT AMERICA OF CANADA, LLC, as Pledgors

By:	/s/ Paul A. Larkins
Name: Paul A. Larkins
Title: Manager

SQUARETWO FINANCIAL COMMERCIAL FUNDING CORPORATION
REFINANCE AMERICA, LTD., as Pledgors

By:	/s/ Thomas G. Good
Name: Thomas G. Good
Title: Secretary

U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent

By:	/s/ Robert J. Dunn
Name: Robert J. Dunn
Title: Vice President

SCHEDULE A

PLEDGED STOCK

Pledgor	Name of Issuing Corporation	Type of Shares	Number of Shares	Certificate No.	Percentage Pledged
CA Holding, Inc.	SquareTwo Financial Corporation	Common	1,000	1437-3	100%
Collect America of Canada, LLC	SquareTwo Financial Canada Corporation	Common	12,250 22,750	3 4	65%
SquareTwo Financial Corporation	SquareTwo Financial Commercial Funding Corporation	Common	720 400 680 148	1 11 12 13	100%
SquareTwo Financial Corporation	ReFinance America, Ltd	Common	50	1	100%

MEMBERSHIP INTERESTS

Pledgor	Name of Issuing Corporation	Number of Interests	Certificate No.	Percentage Pledged
SquareTwo Financial Corporation	Collect America of Canada, LLC	100%	R-1	100%
SquareTwo Financial Corporation	Healthcare Funding Solutions, LLC	100%	R-1	100%
SquareTwo Financial Corporation	CACH, LLC	100%	R-1	100%
SquareTwo Financial Corporation	CACV of Colorado, LLC	100%	R-1	100%
SquareTwo Financial Corporation	Orsa, LLC	100%	R-0001	100%
SquareTwo Financial Corporation	Candeo, LLC	100%	R-0001	100%
SquareTwo Financial Corporation	Autus, LLC	100%	R-0001	100%
CACH, LLC	CACH of NJ, LLC	100%	R-1	100%
CACV of Colorado, LLC	CACV of New Jersey, LLC	100%	R-1	100%

Schedule A -1

EXHIBIT I

PLEDGE SUPPLEMENT AND JOINDER AGREEMENT

This PLEDGE SUPPLEMENT AND JOINDER AGREEMENT (this “Agreement”), dated as of this      day of         , 20    , is executed and delivered by the undersigned (the “Additional Pledgor”) pursuant to the Pledge Agreement, dated as of April 7, 2010 (as it may be from time to time amended, restated, modified or supplemented, the “Pledge Agreement”), among SQUARETWO FINANCIAL CORPORATION, the other “Pledgors” party thereto, and U.S. BANK NATIONAL ASSOCIATION, as the Collateral Agent for Secured Parties.  Capitalized terms used herein not otherwise defined herein shall have the meanings ascribed thereto in the Pledge Agreement.

1.                                       Additional Pledgor assumes all the obligations of a Pledgor under the Pledge Agreement and agrees that it is bound as a Pledgor and under the terms of the Pledge Agreement as if it had been an original signatory to the Pledge Agreement.  In furtherance of the foregoing, Additional Pledgor hereby pledges and grants to Collateral Agent a security interest in all of its right, title and interest in and to the Collateral owned thereby to secure the Second Lien Obligations.

2.                                       Schedule A to the Pledge Agreement is being amended and restated as of the date hereof to include the Pledged Stock and/or Pledged Membership Interests of Additional Pledgor and shall, as of the date hereof, read as provided on Schedule A attached hereto.  Additional Pledgor hereby makes to Collateral Agent the representations and warranties set forth in the Pledge Agreement applicable to Additional Pledgor and the applicable Collateral and confirms that such representations and warranties are true and correct as of the date hereof after giving effect to such amendment to Schedule A (except for those that relate to an earlier date).

3.                                       In furtherance of its obligations under Section 3 and Section 5(c) of the Pledge Agreement, each Additional Pledgor agrees to execute and deliver to Collateral Agent such documentation as Collateral Agent (or its successors or assigns) may reasonably require to evidence, protect and perfect the Liens created by the Pledge Agreement, as modified hereby.

4.                                       The address, telephone and fax number for notices to Additional Pledgor under the Pledge Agreement shall be the address and fax number set forth below Additional Pledgor’s signature to this Agreement.

5.                                       This Agreement shall be deemed to be part of, and a modification to, the Pledge Agreement and shall be governed by all the terms and provisions of the Pledge Agreement, with respect to the modifications intended to be made to the Pledge Agreement, which terms are incorporated herein by reference, are ratified and confirmed and shall continue in full force and effect as valid and binding agreements of each Pledgor enforceable against each Pledgor.

Exhibit I-1

IN WITNESS WHEREOF, the parties have duly executed this Pledge Supplement and Joinder Agreement as of the day and year first written above.

ADDITIONAL PLEDGOR

By:
Name:
Title:

Address for Notices:

Telephone:
Fax:

Acknowledged and agreed this      day of                   , 20     by

U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent

By:
Name:
Title:

Exhibit I-2

SCHEDULE A TO

PLEDGE SUPPLEMENT AND JOINDER AGREEMENT

Schedule A to Exhibit I -1